As filed with the Securities and Exchange Commission on September 19, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ONEOK PARTNERS, L.P.

(and the subsidiary identified in footnote (*) below)

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	93-1120873 (I.R.S. Employer Identification Number)

100 West Fifth Street Tulsa, Oklahoma 74103-4298 (918) 588-7000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James C. Kneale

Executive Vice President – Finance and Administration and Chief Financial Officer

ONEOK Partners GP, L.L.C.

100 West Fifth Street

Tulsa, Oklahoma 74103-4298

(918) 588-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John R. Barker Executive Vice President, General Counsel and Secretary ONEOK Partners GP, L.L.C. 100 West Fifth Street Tulsa, Oklahoma 74103-4298 (918) 588-7000	G. Michael O’Leary Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 (713) 220-4200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [    ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [X]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [    ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/Proposed maximum aggregate offering price per unit/Proposed maximum aggregate offering price/Amount of registration fee (1)
Common Units Representing Limited Partner Interests
Debt Securities
Guarantees of Debt Securities (2)
(1)	An indeterminate aggregate initial offering price or principal amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee, except for $41,284 that has already been paid with respect to $500,000,000 aggregate initial offering price of securities that were previously registered pursuant to a registration statement on Form S-3 (Registration No. 333-101469) filed by Northern Border Partners, L.P. on November 26, 2002 and were not sold thereunder. Pursuant to Rule 457(p) of the Securities Act, such unutilized registration fee may be applied to the registration fee payable pursuant to this registration statement.
(2)	ONEOK Partners Intermediate Limited Partnership may guarantee the obligations of ONEOK Partners, L.P. under some or all of the debt securities. No separate consideration will be paid in respect of any such guarantees. Pursuant to Rule 457(n) of the Securities Act of 1933, as amended, no separate fee is payable with respect to the guarantees of the debt securities.
*	The following is a co-registrant that may guarantee some or all of the debt securities:

ONEOK PARTNERS INTERMEDIATE LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware	93-1120695
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

PROSPECTUS

ONEOK PARTNERS, L.P.

COMMON UNITS REPRESENTING LIMITED PARTNER INTERESTS

DEBT SECURITIES

We may offer and sell, from time to time, common units representing limited partner interests or debt securities. The debt securities may be either senior or subordinated debt and may be fully and unconditionally guaranteed by ONEOK Partners Intermediate Limited Partnership. Additionally, the debt securities may be convertible into or exercisable or exchangeable for our common units.

We will provide the specific terms of the securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision. This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement.

Our common units are listed for trading on the New York Stock Exchange under the symbol “OKS.”

We may sell securities to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of those securities.

Investing in these securities involves certain risks. Limited partnerships are inherently different from corporations. Please read “ Risk Factors” on page 2 of this prospectus and in our most recently-filed Annual Report on Form 10-K and most recently-filed Quarterly Report on Form 10-Q and those that may be included in the applicable prospectus supplement and “Cautionary Statement Regarding Forward-Looking Statements” beginning on page i of this prospectus and other information included and incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 19, 2006

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell different types of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change information in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information.”

In this prospectus, references to “ONEOK Partners,” “we,” “us” and “our” mean ONEOK Partners, L.P. and its consolidated subsidiaries, unless otherwise noted.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We have made statements in this document and in documents that we have incorporated by reference into this document that constitute forward-looking statements. The forward-looking statements relate to: anticipated financial performance; management’s plans and objectives for future operations; business prospects; outcome of regulatory and legal proceedings; market conditions and other matters. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this document and in documents that we have incorporated by reference into this document identified by words such as “anticipate,” “estimate,” “plan,” “expect,” “forecast,” “intend,” “believe,” “projection,” “goal” or similar phrases.

You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus, or, in the case of documents incorporated by reference, the date of those documents. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements,

i

factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•	the effects of weather and other natural phenomena on our operations, demand for our services and energy prices;

•	competition from other U.S. and Canadian energy suppliers and transporters as well as alternative forms of energy;

•	the timing and extent of changes in commodity prices for natural gas, natural gas liquids, electricity and crude oil;

•	impact on drilling and production by factors beyond our control, including the demand for natural gas and refinery-grade crude oil; producers’ desire and ability to obtain necessary permits; reserve performance; and capacity constraints on the pipelines that transport crude oil, natural gas and natural gas liquids from producing areas and our facilities;

•	risks of trading and hedging activities as a result of changes in energy prices or the financial condition of our counterparties;

•	the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline projects and required regulatory clearances, our ability to acquire all necessary rights-of-way in a timely manner, and our ability to promptly obtain all necessary materials and supplies required for construction;

•	the ability to market pipeline capacity on favorable terms;

•	risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines which outpace new drilling;

•	the mechanical integrity of facilities operated;

•	the effects of changes in governmental policies and regulatory actions, including changes with respect to income taxes, environmental compliance, authorized rates or recovery of gas costs;

•	the results of administrative proceedings and litigation, regulatory actions and receipt of expected clearances involving regulatory authorities or any other local, state or federal regulatory body, including the Federal Energy Regulatory Commission;

•	actions by rating agencies concerning our credit ratings;

•	the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension expense and funding resulting from changes in stock and bond market returns;

•	our ability to access capital at competitive rates or on terms acceptable to us;

•	demand for our services in the proximity of our facilities;

•	the profitability of assets or businesses acquired by us;

•	the risk that material weaknesses or significant deficiencies in our internal control over financial reporting could emerge or that minor problems could become significant;

•	the impact and outcome of pending and future litigation;

•	our ability to successfully integrate the operations of the assets acquired from ONEOK, Inc. with our current operations;

•	performance of contractual obligations by our customers;

•	the uncertainty of estimates, including accruals;

•	ability to control operating costs; and

•	acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers’ or shippers’ facilities.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail under the caption “Risk Factors” on page 2 of this prospectus and in our quarterly reports on Form 10-Q and annual report on Form 10-K filed with the SEC that are incorporated herein by reference and may be included in the applicable prospectus supplement.

All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not have any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, unless the federal securities laws require us to do so.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended, or the Securities Act, that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

We file annual, quarterly, and other reports and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. General information about us, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports, is available free of charge through our website at http://www.oneokpartners.com as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

We also provide information to the New York Stock Exchange because our common units are traded on the New York Stock Exchange. You can inspect our reports and other information about us at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any portions of the respective filings that were furnished, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed, prior to the termination of the offerings under this prospectus:

•	Annual Report on Form 10-K (File No. 1-12202) for the year ended December 31, 2005 filed on March 7, 2006;

•	Quarterly Reports on Form 10-Q (File No. 1-12202) for the periods ended March 31, 2006 and June 30, 2006 filed on May 4, 2006 and August 4, 2006, respectively;

•	Current Reports on Form 8-K (File No. 1-12202) filed on January 24, 2006, February 21, 2006, March 30, 2006 (except for the information furnished pursuant to Item 7.01 and the furnished exhibit relating to that information), March 31, 2006, April 4, 2006, April 12, 2006 (except for the information furnished pursuant to Item 7.01 and the furnished exhibit relating to that information), April 18, 2006 (except for the information furnished pursuant to Item 7.01 and the furnished exhibit relating to that information), April 25, 2006 (except for the information furnished pursuant to Item 7.01 and the furnished exhibit relating to that information), May 4, 2006, May 8, 2006 (except for the information furnished pursuant to Item 7.01 and the furnished exhibit relating to that information), May 18, 2006, May 23, 2006, June 5, 2006 (except for the information furnished pursuant to Item 7.01 and the furnished exhibit relating to that information), July 20, 2006, September 18, 2006 (except for the information furnished pursuant to Item 7.01 and the furnished exhibit relating to that information) and September 19, 2006 and our amended Current Reports on Form 8-K/A (File No. 1-12202) filed on April 5, 2006 and June 22, 2006; and

•	The description of our common units contained in Amendment No. 2 to our registration statement on Form 8-A (File No. 1-12202) filed on September 19, 2006, including any amendment or reports filed for the purpose of updating the description.

Documents incorporated by reference in this prospectus are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in this prospectus as an exhibit. You can obtain documents incorporated by reference in this prospectus by requesting them from us in writing at the following address or by telephone at the following telephone number:

ONEOK Partners, L.P.

Investor Relations Department

100 West Fifth Street

Tulsa, Oklahoma 74103-4298

Telephone No.: (877) 208-7318

or

(918) 588-7950

ONEOK PARTNERS, L.P.

We are a publicly-traded Delaware limited partnership formed in 1993. Our common units are listed on the New York Stock Exchange under the trading symbol “OKS.” Our primary business objectives are to generate stable cash flow sufficient to pay quarterly cash distributions to our unitholders and to increase our quarterly cash distributions over time. We own and manage natural gas gathering, processing, storage and interstate and intrastate pipeline assets and one of the nation’s premier natural gas liquids, or NGL, systems, connecting much of the natural gas and NGL supply in the Mid-continent region with key market centers. We own a 50 percent interest in a leading transporter of natural gas imported from Canada into the United States. Our business operations are divided into the following four strategic business units based on similarities in economic characteristics, products and services, types of customers, methods of distribution and regulatory environment:

•	the Gathering and Processing segment, which primarily gathers and processes raw, or unprocessed, natural gas;

•	the Natural Gas Liquids segment, which primarily treats and fractionates raw natural gas liquids, and stores and markets purity, or fractionated, natural gas liquids products;

•	the Pipelines and Storage segment, which primarily operates intrastate natural gas transmission pipelines, natural gas storage facilities and regulated natural gas liquids gathering and distribution pipelines; and

•	the Interstate Natural Gas Pipelines segment, which primarily operates our interstate natural gas transmission pipelines.

We are managed by our general partner, ONEOK Partners GP, L.L.C., a Delaware limited liability company. Our general partner is managed by its sole member, ONEOK, Inc., an Oklahoma corporation.

Our principal executive offices are located at 100 West Fifth Street, Tulsa, Oklahoma 74103-4298, and our telephone number at that address is (918) 588-7000.

ONEOK PARTNERS INTERMEDIATE LIMITED PARTNERSHIP

ONEOK Partners Intermediate Limited Partnership, a Delaware limited partnership, is our wholly owned subsidiary and is managed by its general partner, ONEOK ILP GP, L.L.C., a Delaware limited liability company and our direct wholly owned subsidiary. ONEOK Partners Intermediate Limited Partnership is a holding company through which we own our interests in our operating subsidiaries.

RISK FACTORS

Limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. Before you invest in our securities, you should carefully consider the risk factor set forth below, those risk factors included in our most-recent annual report on Form 10-K and our quarterly reports on Form 10-Q that are incorporated herein by reference and those that may be included in the applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference in evaluating an investment in our securities.

If any of the risks discussed in the foregoing documents were actually to occur, our business, financial condition, results of operations, or cash flow could be materially adversely affected. In that case, our ability to make distributions to our unitholders or pay interest on, or the principal of, any debt securities, may be reduced, the trading price of our securities could decline and you could lose all or part of your investment.

Tax Risks to Common Unitholders

Our tax treatment depends on our status as a partnership for federal income tax purposes, as well as our not being subject to entity level taxation by any state. If the Internal Revenue Service, or IRS, were to treat us as a corporation or if we were to become subject to a material amount of entity level taxation for state tax purposes, then our cash available for distribution to our common unitholders would be substantially reduced.

The anticipated after-tax economic benefit of an investment in our common units depends largely on our being treated as a partnership for federal income tax purposes. We have not requested, and do not plan to request, a ruling from the IRS on this matter.

If we were treated as a corporation for federal income tax purposes, we would pay federal income tax on our taxable income at the corporate tax rate, which is currently a maximum of 35%, and we likely would pay state taxes as well. Distributions to our unitholders would generally be taxed again as corporate distributions, and no income, gains, losses or deductions would flow though to our unitholders. Because a tax would be imposed upon us as a corporation, the cash available for distributions to our common unitholders would be substantially reduced. Therefore, treatment of us as a corporation would result in a material reduction in the after-tax return to our common unitholders, likely causing a substantial reduction in the value of our common units.

Current law may change, causing us to be treated as a corporation for federal income tax purposes or otherwise subjecting us to entity level federal taxation. In addition, several states are evaluating ways to subject partnerships to entity level taxation through the imposition of state income, franchise or other forms of taxation. For example, we will be subject to a new entity level tax on the portion of our income generated in Texas beginning in 2007. Specifically, the Texas margin tax will be imposed at a maximum effective rate of 0.7% of our gross income apportioned to Texas. Imposition of such tax on us by Texas, or any other state, will reduce the cash available for distribution to our common unitholders.

USE OF PROCEEDS

We will use the net proceeds we receive from the sale of the securities offered by this prospectus for general partnership purposes unless we specify otherwise in an applicable prospectus supplement. These purposes may include repayment and refinancing of debt, working capital, capital expenditures and repurchases and redemptions of securities. We may invest any funds we do not require immediately for general partnership purposes in marketable securities and short-term investments.

DESCRIPTION OF THE DEBT SECURITIES

The following description sets forth the general terms and provisions that apply to the debt securities. Each prospectus supplement will state the particular terms that will apply to the debt securities included in the supplement. The debt securities will be either senior debt securities or subordinated debt securities issued by ONEOK Partners, L.P. If we offer senior debt securities, we will issue them under a senior indenture. If we offer subordinated debt securities, we will issue them under a subordinated indenture containing subordination provisions. The debt securities will be governed by the provisions of the applicable indenture and those made part of such indenture by reference to the Trust Indenture Act of 1939, as amended. We urge you to read the indentures filed as exhibits to the registration statement of which this prospectus is a part, because those indentures, and not this description, govern your rights as a holder of debt securities. For purposes of this “Description of the Debt Securities,” when we refer to “us,” “we,” “our,” “ours,” or “ONEOK Partners,” we are describing ourselves, ONEOK Partners, L.P. only, and not any of our subsidiaries. References in this prospectus to an “indenture” refer to each of the senior indenture and the subordinated indenture.

General

The Debt Securities

Any series of debt securities that we issue:

•	will be our general obligations; and

•	may be subordinated to our senior indebtedness.

Neither indenture limits the aggregate principal amount of debt securities that we may issue under that indenture. We may issue debt securities under each indenture from time to time in separate series, up to the aggregate amount authorized for each such series.

We will prepare a prospectus supplement and either an indenture supplement or a resolution of the board of directors of our general partner and accompanying officers’ certificate relating to any series of debt securities that we offer, which will include specific terms relating to some or all of the following:

•	the title of the debt securities of such series (which shall distinguish the debt securities of the series from all other debt securities);

•	any limit upon the aggregate principal amount of the debt securities of such series that may be authenticated and delivered under the indenture;

•	the date or dates on which the principal and premium, if any, of the debt securities of such series are payable;

•	the rate or rates (which may be fixed or variable) at which the debt securities of the series shall bear interest, if any, or the method of determining such rate or rates, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable, or the method by which such date will be determined, the record dates for the determination of holders thereof to whom such interest is payable and the basis upon which interest will be calculated if other than that of a 360-day year of twelve thirty-day months;

•	the place or places, if any, in addition to or instead of the corporate trust office of the trustee, where the principal of, and premium, if any, and interest on, debt securities of the series shall be payable;

•	the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at the option of ONEOK Partners or otherwise;

•	the obligation, if any, of ONEOK Partners to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, and the price or prices at which and the period or periods within which and the terms and conditions upon which debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

•	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for Capital Interests (which may be represented by depositary shares), other debt securities or warrants for Capital Interests, debt securities or other securities of any kind of ONEOK Partners or any other obligor and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other provision in addition to or in lieu of those described herein;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which debt securities of the series shall be issuable;

•	if the amount of principal of or any premium or interest on debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

•	any changes or additions to the defeasance article of the applicable indenture, including the addition of covenants that may be subject to the covenant defeasance option included in such article;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof or provable, pursuant to the indenture, in bankruptcy;

•	the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act are applicable and any corresponding changes to provisions of the indenture as currently in effect;

•	any addition to, deletion or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders of debt securities to declare the principal of, and premium and interest on, such debt securities due and payable;

•	if the debt securities of the series shall be issued in whole or in part in the form of a global security or securities, the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual debt securities in definitive registered form; and the depositary for such global security or securities and the form of any legend or legends to be borne by any such global security or securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars;

•	the applicability of, and any addition to or change in the covenants and definitions currently set forth in the indenture or in the terms currently set forth in the provisions of the indenture described below under the caption “Other Covenants — Consolidation, Merger, Sale or Conveyance,” including conditioning any merger, conveyance, transfer or lease permitted by such provisions upon the satisfaction of any debt coverage standard by ONEOK Partners;

•	with regard to any debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;

•	whether the debt securities of such series will be guaranteed pursuant to the guarantee provisions of the indenture governing such series, any modifications to the terms of such provisions applicable to the debt securities of such series and the applicability of any other guarantees; and

•	any other terms of the debt securities of such series.

This description of debt securities will be deemed modified, amended or supplemented by any description of any series of debt securities set forth in a prospectus supplement related to that series.

The prospectus supplement may also describe any material United States federal income tax consequences or other special considerations regarding the applicable series of debt securities, including those relating to:

•	debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula, including changes in prices of particular securities, currencies or commodities;

•	debt securities with respect to which principal, premium or interest is payable in a foreign or composite currency;

•	debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates; and

•	variable rate debt securities that are exchangeable for fixed rate debt securities.

At our option, we may make interest payments by check mailed to the registered holders of debt securities or, if so stated in the applicable prospectus supplement, at the option of a holder by wire transfer to an account designated by the holder.

Unless otherwise provided in the applicable prospectus supplement, fully registered securities may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any applicable tax or governmental charge.

Any funds we pay to a paying agent for the payment of amounts due on any debt securities that remain unclaimed for two years will be returned to us, and the holders of the debt securities must look only to us for payment after that time.

Ranking

The senior debt securities will have the same rank as all of our other unsecured and unsubordinated Debt. The subordinated debt securities will be subordinated to senior indebtedness as described under “Provisions Only in the Subordinated Indenture—Subordinated Debt Securities Subordinated to Senior Debt” below.

Guarantee

To the extent provided in a prospectus supplement and either an indenture supplement or a resolution of the board of directors of our general partner, in each case, relating to a particular series of debt securities, each of our Subsidiaries that becomes a guarantor of the debt securities of such series, and any of our Subsidiaries that is a successor thereto, will fully, irrevocably, unconditionally and absolutely guarantee the due and punctual payment of the principal of, and premium, if any, and interest on such debt securities, and all other amounts due and payable under the applicable indenture and such debt securities by ONEOK Partners to the trustee or the holders of such debt securities.

No Limitation on Indebtedness

The indentures do not limit the amount of indebtedness or other obligations that we may incur and do not give you the right to require us to repurchase your debt securities upon a change of control.

Provisions Only in the Senior Indenture

Summary

The senior debt securities will rank equally in right of payment with all our other senior and unsubordinated Debt and senior in right of payment to any of our subordinated Debt (including the subordinated debt securities). The senior indenture will contain restrictive covenants, including provisions that:

•	limit our ability to put Liens on any of our property or assets; and

•	limit our ability to sell and lease back our property.

We have described below these provisions. We have also set forth below the definitions of important terms used in these provisions.

Limitation on Liens

ONEOK Partners will not, and will not permit any Restricted Subsidiary to, create, incur, issue or assume any Debt secured by any Lien on any Principal Property, or on Capital Interests or Debt of any Restricted Subsidiary (“Restricted Securities”), without making effective provision for the outstanding debt securities under the indenture (except as otherwise specified pursuant to the indenture for the debt securities of any series) to be secured by the Lien equally and ratably with (or prior to) any and all Debt and obligations secured or to be secured thereby for so long as such Debt is so secured. The foregoing restriction will not apply to:

•	any Lien existing on the date of the first issuance of debt securities under the indenture;

•	any Lien on any Principal Property or Restricted Securities of any Person existing at the time such Person is merged or consolidated with or into ONEOK Partners or a Restricted Subsidiary, or such Person becomes a Restricted Subsidiary;

•	any Lien on any Principal Property existing at the time of acquisition of such Principal Property by ONEOK Partners or a Restricted Subsidiary, whether or not assumed by ONEOK Partners or such Restricted Subsidiary; provided that no such Lien may extend to any other Principal Property of ONEOK Partners or any Restricted Subsidiary;

•	any Lien on any Principal Property (including any improvements on an existing Principal Property) of ONEOK Partners or any Restricted Subsidiary, and any Lien on the Capital Interests of a Restricted Subsidiary that was formed or is held for the purpose of acquiring and holding such Principal Property, in each case to secure all or any part of the cost of acquisition, development, operation, construction, alteration, repair or improvement of all or any part of such Principal Property (or to secure Debt incurred by ONEOK Partners or a Restricted Subsidiary for the purpose of financing all or any part of such cost); provided that such Lien is created prior to, at the time of, or within 12 months after the latest of, the acquisition, completion of construction or improvement, or commencement of commercial operation of such Principal Property; and provided, further, that no such Lien (unless otherwise permitted) may extend to any other Principal Property of ONEOK Partners or any Restricted Subsidiary, other than any theretofore unimproved real property on which the Principal Property is so constructed or developed or the improvement is located;

•	any Lien on any Principal Property or Restricted Securities to secure Debt owing to ONEOK Partners or to another Restricted Subsidiary;

•	any Lien in favor of governmental bodies to secure advances or other payments pursuant to any contract or statute or to secure Debt incurred to finance the purchase price or cost of constructing or improving the property subject to such Lien;

•	any Lien created in connection with a project financed with, and created to secure, Non-Recourse Debt;

•	carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings;

•	Liens (other than Liens imposed by ERISA) on the property of ONEOK Partners or any of its Restricted Subsidiaries incurred, or pledges or deposits required, in connection with workmen’s compensation, unemployment insurance and other social security legislation;

•	Liens securing taxes that remain payable without penalty or which are being contested in good faith by appropriate proceedings where collection thereof is stayed; provided that ONEOK Partners or any Restricted Subsidiary has set aside on its books reserves with respect to such taxes (segregated to the extent required by GAAP) deemed by it to be adequate;

•	any right that any municipal or governmental body or agency may have by virtue of any franchise, license or contract to purchase or designate a purchaser of, or order the sale of, any property of ONEOK Partners or any Restricted Subsidiary upon payment of reasonable compensation therefor or to terminate any franchise, license or other rights or to regulate the property and business of ONEOK Partners or any Restricted Subsidiary;

•	any Liens, neither assumed by ONEOK Partners or any Restricted Subsidiary nor on which it customarily pays interest, existing upon real estate, or rights in or relating to real estate acquired by ONEOK Partners or any Restricted Subsidiary for sub-station, measuring station, regulating station, gas purification station, compressor station, transmission line, distribution line or right-of-way purposes;

•	easements or reservations in any property of ONEOK Partners or any Restricted Subsidiary for the purpose of roads, pipe lines, hydrocarbon transmission and distribution lines, electric light and power transmission and distribution lines, water mains and other like purposes, and zoning ordinances, regulations and restrictions which do not impair the use of such property in the operation of the business of ONEOK Partners or any Restricted Subsidiary;

•	any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in the foregoing bullets, provided that the Debt secured thereby may not exceed the principal amount of Debt so secured at the time of such renewal or refunding, and that such renewal or refunding Lien must be limited to all or any part of the same property and improvements thereon, Capital Interests or Debt that secured the Lien renewed or refunded; or

•	any Lien not permitted above securing Debt that, together with the aggregate outstanding principal amount of other secured Debt that would otherwise be subject to the foregoing restrictions (excluding Debt secured by Liens permitted under the foregoing exceptions) and the Attributable Indebtedness in respect of all Sale-Leaseback Transactions (not including Attributable Indebtedness in respect of any such Sale-Leaseback Transactions described in clause (iii) or (iv) under “—Limitation on Sale-Leaseback Transactions” below) would not then exceed 15% of Consolidated Net Tangible Assets.

Limitation on Sale-Leaseback Transactions

ONEOK Partners will not, and will not permit any Restricted Subsidiary to, enter into any Sale-Leaseback Transaction unless (i) ONEOK Partners or a Restricted Subsidiary would be entitled, without securing the outstanding debt securities under the indenture, to incur Debt secured by a Lien on the Principal Property that is the subject of such Sale-Leaseback Transaction; (ii) the Attributable Indebtedness associated therewith would be in an amount permitted under the last bullet point under “—Limitation on Liens” above; (iii) the proceeds received in respect of the Principal Property so sold and leased back at the time of entering into such Sale-

Leaseback Transaction are used for the business and operations of ONEOK Partners or any of its Subsidiaries; or (iv) within 12 months after the sale or transfer, an amount equal to the proceeds received in respect of the Principal Property so sold and leased back at the time of entering into such Sale-Leaseback Transaction is applied to the prepayment (other than mandatory prepayment) of any outstanding debt securities under the indenture or Funded Debt of ONEOK Partners or a Restricted Subsidiary (other than Funded Debt that is held by ONEOK Partners or any Restricted Subsidiary or Funded Debt of ONEOK Partners that is subordinate in right of payment to any outstanding debt securities under the indenture).

Definitions

As used in the foregoing description of covenants by which we are bound pursuant to the senior indenture, the following terms have the following meanings:

“Attributable Indebtedness” means with respect to a Sale-Leaseback Transaction involving any Property, as of the time of determination, the least of (i) the fair market value of such Property (as determined in good faith by the Board of Directors); (ii) the present value of the total Net Amount of Rent required to be paid under the lease involved in such Sale-Leaseback Transaction during the remaining term thereof (including any renewal term exercisable at the lessee’s option or period for which the lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease, compounded semiannually; and (iii) if the obligation with respect to such Sale-Leaseback Transaction constitutes an obligation that is required to be classified and accounted for as a Capital Lease Obligation for financial reporting purposes in accordance with U.S. generally accepted accounting principles, the amount equal to the capitalized amount of such obligation required to be paid by the lessee as determined in accordance with U.S. generally accepted accounting principles and included in the financial statements of the lessee.

“Capital Interests” of any person means any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock of such person, including, without limitation, with respect to partnerships, partnership interests (whether general or limited), and with respect to limited liability companies, member interests and any other interest or participation that confers on the holder thereof the right to receive a share of the profits and losses of, or distributions of assets of, such person.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with generally accepted accounting principles.

“Consolidated Net Tangible Assets” means, at any date of determination, the aggregate amount of total assets included in the most recent quarterly or annual balance sheet of ONEOK Partners and its consolidated Subsidiaries prepared in accordance with generally accepted accounting principles less applicable reserves reflected in such balance sheet, after deducting the following amounts: (i) all current liabilities reflected in such balance sheet, provided, however, that there shall not be deducted billings recorded as revenues deferred pending the outcome of rate proceedings (less applicable income taxes thereon), if and to the extent the obligation to refund the same shall not have been finally determined; (ii) appropriate allowance for minority interests in Capital Interests of Subsidiaries; and (iii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like intangibles reflected in such balance sheet.

“Debt” means obligations for money borrowed, evidenced by notes, bonds, debentures or other similar evidences of borrowed money.

“Funded Debt” means all Debt maturing one year or more from the date of the incurrence, creation, assumption or guarantee thereof, all Debt directly or indirectly renewable or extendable, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the incurrence, creation, assumption or guarantee thereof, and all Debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

“Lien” means any lien, mortgage, pledge, encumbrance, charge or security interest securing Debt. However, the following types of transactions will not be considered to result in a Lien: (i) any acquisition by ONEOK Partners or any Restricted Subsidiary of any property or assets subject to any reservation or exception under the terms of which any vendor, lessor or assignor creates, reserves or excepts or has created, reserved or excepted an interest in oil, gas or any other mineral in place or the proceeds thereof, (ii) any conveyance or assignment whereby ONEOK Partners or any Restricted Subsidiary conveys or assigns to any Person or Persons an interest in oil, gas or any other mineral in place or the proceeds thereof, (iii) any Lien upon any property or assets either owned or leased by ONEOK Partners or any Restricted Subsidiary or in which ONEOK Partners or any Restricted Subsidiary owns an interest that secures for the benefit of the Person or Persons paying the expenses of developing or conducting operations for the recovery, storage, transportation or sale of the mineral resources of such property or assets (or property or assets with which it is unitized) the payment to such Person or Persons of ONEOK Partners’ or the Restricted Subsidiary’s proportionate part of such development or operating expenses or (iv) any hedging arrangements entered into in the ordinary course of business, including any obligation to deliver any mineral, commodity or asset in connection therewith.

“Net Amount of Rent” as to any lease for any period means the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts, whether or not designated as rent or additional rent, required to be paid on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of (1) the net amount determined assuming termination of the lease on the first date such lease may be terminated (in which case such net amount shall also include the amount of such penalty, but no rent shall be considered as payable under such lease subsequent to the first date upon which it may be so terminated) and (2) such net amount assuming no such termination.

“Non-Recourse Debt” means, at any time, Debt incurred after the date of the indenture by ONEOK Partners or a Restricted Subsidiary in connection with the acquisition of property or assets by ONEOK Partners or a Restricted Subsidiary or the financing of the construction of or improvements on property, whenever acquired; provided that, under the terms of such Debt and pursuant to applicable law, the recourse at such time and thereafter of the lenders with respect to such Debt is limited to the property or assets so acquired, or such construction or improvements, including Debt as to which a performance or completion guarantee or similar undertaking was initially applicable to such Debt or the related property or assets if such guarantee or similar undertaking has been satisfied and is no longer in effect.

“Principal Property” means any property located in the United States, except any such property that in the opinion of the board of directors of the general partner of ONEOK Partners is not of material importance to the total business conducted by ONEOK Partners and its consolidated Subsidiaries.

“Property” means any right or interest of ONEOK Partners or any of its Subsidiaries in and to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Restricted Subsidiary” means any Subsidiary that owns or leases a Principal Property.

“Sale-Leaseback Transaction” means any arrangement with any person pursuant to which ONEOK Partners or any of its Subsidiaries leases any Principal Property that has been or is to be sold or transferred by ONEOK Partners or its Subsidiaries to such person, other than (a) any such transaction involving a lease for a term of not more than three years or classified as an operating lease under generally accepted accounting principles, (b) any such transaction between ONEOK Partners and any of its Subsidiaries or between any Subsidiaries of ONEOK Partners, and (c) any such transaction executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction, development or improvement, or the commencement of commercial operation of ONEOK Partners’ Principal Property subject to such leasing transaction.

“Subsidiary” of any person means:

•	any person of which more than 50% of the total voting power of Capital Interests entitled (without regard to any contingency) to vote in the election of directors, managers, trustees, or equivalent persons, at the time of such determination, is owned or controlled, directly or indirectly, by such person or one or more of the Subsidiaries of such person or a combination thereof;

•	in the case of a partnership, any person of which more than 50% of the partners’ Capital Interests (considering all partners’ Capital Interests as a single class), at the time of such determination, is owned or controlled, directly or indirectly, by such person or one or more of the Subsidiaries of such person; or

•	any other person with respect to which such person or one or more of the Subsidiaries of such person or a combination thereof has the power to control by contract or otherwise the board of directors, managers, trustees or equivalent governing body or otherwise controls such entity.

Provisions Only in the Subordinated Indenture

Subordinated Debt Securities Subordinated to Senior Debt

The subordinated debt securities will rank junior in right of payment to all of our Senior Indebtedness to the extent provided in the subordinated indenture. “Senior Indebtedness,” unless otherwise provided with respect to the debt securities of a series, means (1) all our Debt, whether currently outstanding or hereafter issued, unless, by the terms of the instrument creating or evidencing such Debt, it is provided that such Debt is not superior in right of payment to the subordinated debt securities or to other Debt which is equal in right of payment with or subordinated to the subordinated debt securities, and (2) any modifications, refunding, deferrals, renewals or extensions of any such Debt or securities, notes or other evidence of Debt issued in exchange for such Debt; provided that in no event shall Senior Indebtedness include (i) our indebtedness owed or owing to any of our Subsidiaries or to any officer, director or employee of us or any of our Subsidiaries, (ii) indebtedness to trade creditors or (iii) any liability for taxes owed or owing by us.

The holders of our Senior Indebtedness will receive payment in full of such Senior Indebtedness before holders of subordinated debt securities will receive any payment of principal, premium or interest with respect to the subordinated debt securities:

•	upon any payment or distribution of our assets to creditors;

•	upon our liquidation or dissolution; or

•	in a bankruptcy, receivership or similar proceeding relating to us or our property.

Until the Senior Indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled will be made to the holders of Senior Indebtedness, except that such holders may receive capital stock and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the subordinated debt securities.

If we do not pay any principal, premium or interest with respect to Senior Indebtedness within any applicable grace period (including at maturity), or any other default on Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated in accordance with its terms, we may not:

•	make any payments of principal, premium, if any, or interest with respect to subordinated debt securities;

•	make any deposit for the purpose of defeasance of the subordinated debt securities; or

•	repurchase, redeem or otherwise retire any subordinated debt securities, except that in the case of subordinated debt securities that provide for a mandatory sinking fund, we may deliver subordinated debt securities to the trustee in satisfaction of our sinking fund obligation, unless:

•	the default has been cured or waived and the declaration of acceleration has been rescinded;

•	the Senior Indebtedness has been paid in full in cash; or

•	we and the trustee receive written notice approving the payment from the representatives of each issue of Designated Senior Indebtedness.

“Designated Senior Indebtedness” means:

•	any Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $100 million; and

•	any other Senior Indebtedness that we may designate.

During the continuance of any default with respect to any Designated Senior Indebtedness, other than a default described in the paragraph preceding the definition of Designated Senior Indebtedness, that may cause the maturity of any Designated Senior Indebtedness to be accelerated immediately without further notice, other than any notice required to effect such acceleration, or upon the expiration of any applicable grace periods, we may not make payments on the subordinated debt securities for a period called the “Payment Blockage Period.” A Payment Blockage Period will commence on the receipt by us and the trustee of written notice of the default, called a “Blockage Notice,” from the representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and will expire 179 days thereafter.

The Payment Blockage Period may be terminated before its expiration:

•	by written notice to the trustee and us from the person or persons who gave the Blockage Notice;

•	by repayment in full in cash of the Designated Senior Indebtedness with respect to which the Blockage Notice was given; or

•	if the default giving rise to the Blockage Notice is no longer continuing.

Unless the holders of such Designated Senior Indebtedness or the representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, we may resume payments on the subordinated debt securities after the expiration of the Payment Blockage Period.

Not more than one Blockage Notice may be given in any period of 360 consecutive days unless otherwise specified with respect to a series of subordinated debt securities. The total number of days during which any one or more Payment Blockage Periods are in effect, however, may not exceed an aggregate of 179 days during any period of 360 consecutive days.

After all Senior Indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of the subordinated debt securities shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness.

As a result of the subordination provisions described above, in the event of insolvency, the holders of Senior Indebtedness, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated debt securities.

Other Covenants

Any series of debt securities may contain additional financial and other covenants applicable to us. The applicable prospectus supplement will contain a description of any such covenants that are added to the indenture specifically for the benefit of holders of a particular series.

Consolidation, Merger, Sale or Conveyance

Neither ONEOK Partners nor any guarantor of debt securities shall consolidate or amalgamate with or merge with or into any person, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to any person, whether in a single transaction or a series of related transactions:

(1) except in accordance with the provisions of such entity’s partnership agreement, certificate or articles of incorporation, bylaws or other applicable organizational documents, and

(2) unless:

(a)	either (i) ONEOK Partners or such guarantor (as the case may be) shall be the continuing person in the case of a merger or (ii) the resulting, surviving or transferee person if other than ONEOK Partners or such guarantor (respectively, the “Successor Partnership” and the “Successor Guarantor”), shall be a partnership, limited liability company or corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, or Canada or any province thereof, and the Successor Partnership or Successor Guarantor (as the case may be) shall expressly assume, by one or more supplemental indentures, executed and delivered to the trustee, in form satisfactory to the trustee, all the obligations of ONEOK Partners or such guarantor (as applicable) under the applicable indenture(s) and the debt securities or the applicable guarantee according to their tenor;

(b)	immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the Successor Partnership or the Successor Guarantor (as the case may be) or any Subsidiary thereof as a result of such transaction as having been incurred by the Successor Partnership or the Successor Guarantor (as applicable) or such Subsidiary at the time of such transaction), no default or event of default would occur or be continuing; and

(c)	ONEOK Partners shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger or disposition and such supplemental indenture(s) (if any) comply with the applicable indenture(s).

In case of any consolidation, amalgamation or merger where ONEOK Partners or any guarantor is not the continuing person, or disposition of all or substantially all of the assets of ONEOK Partners or any guarantor in accordance with this covenant, the Successor Partnership or Successor Guarantor (as the case may be) shall succeed to and be substituted for ONEOK Partners or such guarantor (as applicable) with the same effect as if it had been named in the applicable indenture(s) as the respective party to the applicable indenture(s), and the predecessor entity shall be released from all liabilities and obligations under the applicable indenture(s), the debt securities and any guarantee, except that no such release will occur in the case of a lease of all or substantially all of its assets.

Events of Default, Remedies and Notice

Events of Default

Each of the following events will be an “event of default” under the senior indenture or the subordinated indenture, as applicable, with respect to each series of debt securities:

•	default in any payment of interest on any debt securities of that series when due that continues for 30 days;

•	default in the payment of principal of or premium, if any, on any debt securities of that series when due, whether at stated maturity, upon redemption, by declaration, upon required repurchase or otherwise;

•	default in the payment of any sinking fund payment on any debt securities of that series when due;

•	failure on the part of ONEOK Partners or any guarantor duly to observe or perform any other of the covenants or agreements on the part of ONEOK Partners or such guarantor with respect to the debt securities of that series set forth in the indenture with respect to such series or in any supplemental indenture with respect to such series, or, in the absence of an applicable supplemental indenture, in any resolution of the board of directors of our general partner authorizing the issuance of that series of debt securities (other than a covenant a default in the performance of which is elsewhere specifically dealt with), continuing for a period of 90 days after the date on which written notice specifying such failure and requiring ONEOK Partners and such guarantor to remedy the same shall have been given, by registered or certified mail, to ONEOK Partners and such guarantor by the trustee, or to ONEOK Partners, such guarantor and the trustee by the holders of at least 25% in aggregate principal amount of the debt securities of that series at the time outstanding;

•	certain events of bankruptcy, insolvency or reorganization of ONEOK Partners or its guarantors (if any);

•	default by us or any of our Subsidiaries in the payment, at maturity and after the expiration of any applicable grace period, of principal of, premium, if any, or interest on indebtedness for money borrowed in the principal amount then outstanding of $100,000,000 or more, or acceleration of any indebtedness for borrowed money of such amount, such that the indebtedness becomes due and payable prior to its maturity date and such acceleration is not rescinded within 60 days after notice thereof has been given to ONEOK Partners by the trustee or to ONEOK Partners and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series; provided that, if, prior to the entry of judgment in favor of the trustee for payment of the debt securities of such series, the default under such indenture or instrument has been remedied or cured by ONEOK Partners or such Subsidiary, or waived by the holders of such indebtedness, then the event of default under the indenture will be deemed likewise to have been remedied, cured or waived;

•	except as permitted by the indenture, any guarantee ceases to be in full force and effect or is declared null and void in a judicial proceeding or any guarantor denies or disaffirms its obligations under the indenture or its guarantee; or

•	any other event of default provided in any supplemental indenture or, in the absence of an applicable supplemental indenture, in a resolution of the board of directors of our general partner with respect to debt securities of that series.

Exercise of Remedies

If an event of default, other than an event of default described in the fifth bullet point above, occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the entire principal of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately.

If an event of default described in the fifth bullet point above occurs, the principal of, premium, if any, and accrued and unpaid interest on all outstanding debt securities of all series will become immediately due and payable without any declaration of acceleration or other act on the part of the trustee or any holders.

The holders of a majority in principal amount of the outstanding debt securities of a series by written notice to the trustee may:

•	waive all past defaults, except with respect to nonpayment of principal, premium or interest; and

•	rescind any acceleration with respect to the debt securities of that series,

but only if:

•	rescinding the acceleration would not conflict with any judgment or decree of a court of competent jurisdiction already rendered; and

•	all existing events of default with respect to the debt securities of such series have been cured or waived, other than the nonpayment of principal, premium or interest on the debt securities of that series that have become due solely because of acceleration.

If an event of default occurs and is continuing, the trustee will be under no obligation, except as otherwise provided in the indenture, to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities unless such holders have offered to the trustee reasonable indemnity or security against any costs, liabilities or expenses. No holder of debt securities may pursue any remedy with respect to the indenture or the debt securities of any series, except to enforce the right to receive payment of principal, premium or interest when due, unless:

•	such holder has previously given the trustee notice that an event of default with respect to that series is continuing;

•	holders of at least 25% in principal amount of the outstanding debt securities of that series have requested that the trustee pursue the remedy;

•	such holders have offered the trustee reasonable indemnity or security against any costs, liabilities or expenses;

•	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity or security; and

•	the holders of a majority in principal amount of the outstanding debt securities of that series have not given the trustee a direction that is inconsistent with such request.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series have the right, subject to certain restrictions, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any right or power conferred on the trustee with respect to that series of debt securities. The trustee, however, may refuse to follow any direction that:

•	conflicts with law;

•	is inconsistent with any provision of the indenture;

•	the trustee determines is unduly prejudicial to the rights of any other holder of debt securities of that series; or

•	the trustee determines would involve it in personal liability.

Notice of Event of Default

Within 30 days after the occurrence of any default or event of default, we are required to give written notice to the trustee and indicate the status of the default or event of default and what action we are taking or propose to take to cure the default or event of default. In addition, we are required to deliver to the trustee, within 150 days after the end of each fiscal year, a compliance certificate indicating that we have complied with all covenants contained in the indenture.

If a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder a notice of the event of default by the later of 90 days after the event of default occurs or 30 days after the trustee knows of the event of default. However, except in the case of a default in the payment of principal, premium or interest with respect to any debt securities or in the making of any sinking fund payments with respect to any debt securities, the trustee may withhold such notice, but only if and so long as the board of directors, the executive committee or a committee of directors or responsible officers of the trustee in good faith determines that withholding such notice is in the interests of the holders.

Amendments, Supplements and Waivers

ONEOK Partners, each guarantor (if any), and the trustee may enter into a supplemental indenture without the consent of any holder of debt securities to, among other things:

•	provide for the assumption by a successor of our obligations under the indenture;

•	add covenants for the benefit of the holders or surrender any right or power conferred upon us;

•	cure any ambiguity, omission, defect or inconsistency;

•	convey, transfer, assign, mortgage or pledge any property to or with the trustee;

•	permit the qualification of the indenture under the Trust Indenture Act;

•	change or eliminate any restriction on the payment of principal of, or premium, if any, on, any debt securities;

•	secure any or all of the debt securities;

•	for the subordinated debt securities indenture, make any change in the subordination provision that would limit or terminate the benefits available to any holder of senior indebtedness (or Representatives therefor); provided, however, that an amendment may not make any change that adversely affects the rights of any holder of senior indebtedness then outstanding, unless the holders of the requisite percentage of such senior indebtedness (or any group or representative thereof authorized to give a consent) consent to such change, as provided in the agreements under which such senior indebtedness is outstanding;

•	make any change that does not adversely affect the rights of any holder of debt securities;

•	add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided, however, that any such addition, change or elimination not otherwise permitted shall neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holder of any such debt security with respect to such provision or shall become effective only when there is no such debt security outstanding;

•	add or appoint a successor or separate trustee;

•	establish the form or terms of debt securities of any series as permitted by the indenture; and

•	reflect the release of any guarantor of its obligations under the guarantee, in the manner provided by the indenture.

In addition, ONEOK Partners, each guarantor (if any), and the trustee may enter into a supplemental indenture if the holders of a majority in aggregate principal amount then outstanding of all debt securities of each series that would be affected by the supplemental indenture consent to it. No such supplemental indenture, without the consent of each holder of outstanding debt securities of each series that would be affected, shall:

•	reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

•	reduce the rate of or extend the time for payment of interest on any debt securities;

•	reduce the principal of or extend the stated maturity of any debt securities;

•	reduce the premium payable upon the redemption of any debt securities or change the time at which any debt securities may or shall be redeemed;

•	make any debt securities payable in other than U.S. dollars;

•	impair the right of any holder to receive payment of premium, principal or interest with respect to such holder’s debt securities on or after the applicable due date;

•	impair the right of any holder to institute suit for the enforcement of any payment with respect to such holder’s debt securities;

•	release any security that has been granted in respect of the debt securities;

•	make any change in the amendment provisions which requires each holder’s consent; or

•	make any change in the waiver provisions.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed supplemental indenture. It is sufficient if such consent approves the substance of the proposed supplemental indenture. After an amendment pursuant to a supplemental indenture becomes effective, we are required to mail to all holders of debt securities of each affected series a notice briefly describing the amendment. The failure to give, or any defect in, such notice, however, will not impair or affect the validity of the amendment.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series, on behalf of all such holders, may waive:

•	compliance by us with certain restrictive provisions of the indenture; and

•	any past default or event of default under the indenture;

except that such majority of holders may not waive a default:

•	in the payment of principal, premium or interest; or

•	in respect of a provision that under the indenture cannot be amended without the consent of all holders of the affected series of debt securities.

Defeasance

At any time, we may terminate, with respect to debt securities of a particular series, all our obligations, and those of each guarantor (if any), under such series of debt securities and the indenture, which we call a “legal defeasance.”

At any time we may also effect a “covenant defeasance,” which means we have elected to terminate the operation of provisions that, among other things:

•	require us to file SEC reports and financial statements with the trustee;

•	require us to preserve our corporate existence;

•	limit our ability to incur indebtedness secured by a Lien, as described above under “Provisions Only in the Senior Indenture—Limitation on Liens;”

•	limit our ability to engage in Sale-Leaseback Transactions, as described above under “Provisions Only in the Senior Indenture—Limitation on Sale-Leaseback Transactions;”

•	relate to our consolidation or merger or the sale or conveyance of all or substantially all of our assets;

•	are made applicable to a particular series of debt securities as described in the prospectus supplement applicable to such series, except as otherwise described in such prospectus supplement; and

•	establish certain events of default.

If we decide to make a legal defeasance or a covenant defeasance, however, we may not terminate our obligations to, among other things:

•	register the transfer or exchange of the debt securities;

•	replace mutilated, destroyed, lost or stolen debt securities;

•	pay the principal of, and premium, if any, and interest on the debt securities at the place and time and in the manner provided in the indenture or in the debt securities;

•	maintain offices where the debt securities may be presented or surrendered for payment, transfer or exchange and where notices and demands to or upon us in respect of the debt securities and the indenture may be served;

•	appoint a trustee whenever necessary to avoid or fill a vacancy in the office of trustee;

•	maintain provisions relating to paying agents;

•	deliver to the trustee, within 150 days after the end of each fiscal year, a compliance certificate indicating that ONEOK Partners has complied with all covenants contained in the indenture;

•	pay such additional amounts as may be necessary so that the net amount received by each holder of debt securities will equal the amount that the holder would have received if taxes had not been required to be withheld or deducted where either ONEOK Partners or a guarantor, if any, is required to withhold or deduct taxes due from any payment made under or with respect to the debt securities or a guarantee;

•	furnish to the trustee a list of the names and addresses of the holders of the debt securities, so long as the trustee is not serving as the registrar with respect to the debt securities;

•	compensate the trustee for all services rendered under the indenture and to reimburse the trustee for all reasonable expenses incurred in accordance with the provisions of the indenture;

•	indemnify the trustee for, and hold it harmless against, any loss, liability or expense arising out of the trustee’s performance of its duties under the indenture;

•	turn over to ONEOK Partners upon request any excess money or securities held by the trustee or paying agent at any time;

•	indemnify the trustee and the holders of debt securities against any tax, fee or charge assessed against deposited U.S. government obligations or the principal and interest thereon; and

•	revive and reinstate the obligations of ONEOK Partners and each guarantor, if any, under the indenture and the debt securities of the defeased series (or the guarantees related thereto) until such time as the trustee or any paying agent is permitted to apply all such money or U.S. government obligations.

We may exercise our legal defeasance option notwithstanding our prior exercise of the covenant defeasance option. If we exercise our legal defeasance option, payment of the affected series of debt securities may not be accelerated because of an event of default with respect to that series. If we exercise our covenant defeasance option, payment of the affected series of debt securities may not be accelerated because of:

•	events of default with respect to our compliance with covenants in the indenture;

•	cross defaults on other indebtedness for borrowed money;

•	a guarantee, if any, ceases to be in full force and effect or is declared null and void in a judicial proceeding or any guarantor, if any, denies or disaffirms its obligations under the indenture or its guarantee; and

•	other events of default made applicable to a particular series of debt securities.

In order to exercise either defeasance option, we must:

•	irrevocably deposit in trust with the trustee money or certain U.S. government obligations for the payment of principal of, and premium, if any, and interest on the series of debt securities to redemption or maturity, as the case may be;

•	comply with certain other conditions, including that no default has occurred and is continuing after the deposit in trust; and

•	deliver to the trustee of an opinion of counsel to the effect that holders of the series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

No Personal Liability of General Partner

Obligations of ONEOK Partners (or any guarantor) under the indenture and the debt securities are non-recourse to the general partner (or the general partners or other holders of equity interests of any guarantor), and their respective affiliates (other than ONEOK Partners and any guarantor), and payable only out of cash flow and assets of ONEOK Partners and any guarantor. The trustee, and each holder of a debt security by its acceptance thereof, will be deemed to have agreed in the indenture that (1) none of the general partner or the general partners or other holders of equity interests of any guarantor (nor any of their respective affiliates other than ONEOK Partners and any guarantor) shall be liable for any of the obligations of ONEOK Partners or any guarantor under the indenture or any debt securities, and (2) no partner, director, officer, employee, equity holder or unitholder, as such, of ONEOK Partners, any guarantor, the trustee, the general Partner or any affiliate of any of the foregoing entities and no member of the board of directors of the general partner shall have any personal liability in respect of the obligations of ONEOK Partners or any guarantor under the indenture or any debt securities by reason of his, her or its status.

The Trustee

We may appoint a separate trustee for any series of debt securities. We use the term “trustee” to refer to the trustee appointed with respect to any such series of debt securities. We may maintain banking and other commercial relationships with the trustee and its affiliates in the ordinary course of business, and the trustee may own debt securities.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Book Entry, Delivery and Form

We may issue debt securities of a series in the form of one or more global certificates deposited with a depositary. We expect that The Depository Trust Company, New York, New York, or “DTC,” will act as depositary. If we issue debt securities of a series in book-entry form, we will issue one or more global certificates that will be deposited with DTC and will not issue physical certificates to each holder. A global security may not be transferred unless it is exchanged in whole or in part for a certificated security, except that DTC, its nominees and their successors may transfer a global security as a whole to one another.

DTC will keep a computerized record of its participants, such as a broker, whose clients have purchased the debt securities. The participants will then keep records of their clients who purchased the debt securities. Beneficial interests in global securities will be shown on, and transfers of beneficial interests in global securities will be made only through, records maintained by DTC and its participants.

DTC advises us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the United States Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. The rules that apply to DTC and its participants are on file with the Securities and Exchange Commission.

File with the Securities and Exchange Commission

DTC holds securities that its participants deposit with DTC. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants’ accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

We will wire principal, premium, if any, and interest payments due on the global securities to DTC’s nominee. We, the trustee and any paying agent will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.

It is DTC’s current practice, upon receipt of any payment of principal, premium, if any, or interest, to credit participants’ accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to participants, whose accounts are credited with debt securities on a record date, by using an omnibus proxy.

Payments by participants to owners of beneficial interests in the global securities, as well as voting by participants, will be governed by the customary practices between the participants and the owners of beneficial interests, as is the case with debt securities held for the account of customers registered in “street name.” Payments to holders of beneficial interests are the responsibility of the participants and not of DTC, the trustee or us.

Beneficial interests in global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if: DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or we determine not to require all of the debt securities of a series to be represented by a global security and notify the trustee of our decision.

DESCRIPTION OF COMMON UNITS

The following is a brief description of our common and Class B units. Please read the description of our common units and Class B units, our partnership agreement and our cash distribution policy contained in Amendment No. 2 to our registration statement on Form 8-A filed on September 19, 2006, including any amendment or report filed for the purpose of updating the description, which are incorporated herein by reference, for more information on the common units and Class B units, our partnership agreement and our cash distribution policy.

As of August 1, 2006, we had 46,397,214 common units and 36,494,126 Class B units outstanding, representing a 98% limited partner interest in us. Thus, our equity consists of a 2% general partner interest and common units and Class B units representing in the aggregate a 98% limited partner interest.

Distributions

In general, our general partner is entitled to 2% of all cash distributions, and the holders of common units and Class B units are entitled to the remaining 98% of all cash distributions, except that the general partner is entitled to incentive distributions if the amount distributed with respect to any quarter exceeds $0.605 per common unit ($2.42 annualized). Under the incentive distribution provisions, our general partner is entitled to 15% of amounts distributed in excess of $0.605 per common unit, 25% of amounts distributed in excess of $0.715 per common unit ($2.86 annualized) and 50% of amounts distributed in excess of $0.935 per common unit ($3.74 annualized). The amounts that trigger incentive distributions at various levels are subject to adjustment in certain events, as described in our partnership agreement.

Voting

Each holder of common units is entitled to one vote for each common unit on all matters submitted to a vote of the unitholders; provided that, if at any time any person or group owns beneficially 20% or more of all common units, such common units so owned may not be voted on any matter and may not be considered to be outstanding when sending notices of a meeting of unitholders (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under our partnership agreement.

Class B Units

Our Class B units are entitled to the same distribution rights as the common units, but are subordinated to the common units related to the minimum quarterly distribution.

We will hold a special election for holders of common units as soon as practical, but no later than April 2007, subject to extension, to approve the conversion of the Class B units into common units and to approve certain amendments to our partnership agreement. The proposed amendments to our partnership agreement will grant voting rights for common units held by our general partner if a vote is held to remove our general partner and require fair market value compensation for the general partner interest if the general partner is removed. The conversion proposal requires the approval of holders of a majority of the common units voted at the special meeting, provided that the votes cast on that proposal represent a majority of the common units entitled to vote (excluding common units held by ONEOK, Inc. and its affiliates). The amendment proposal requires the approval of holders of at least 66 2/3% of the outstanding common units (excluding common units held by ONEOK and its affiliates).

If the common unitholders do not approve the conversion and the amendments, the Class B unit distribution rights would increase to 115% of the distribution paid on the common units, including distributions paid upon liquidation. If the conversion and the amendments are approved by the common unitholders, the Class B units will automatically convert into common units on a one-for-one basis and the Class B units will no longer be outstanding. If the common unitholders vote to remove ONEOK or its affiliates as our general partner at any time prior to the approval of the conversion and certain amendments to our partnership agreement, the amount payable on such Class B units would increase to 125% of the cash distributions payable with respect to the common units, including distributions paid upon liquidation. The Class B unit distribution rights will continue to be subordinated in the manner described above unless and until the conversion described above has been approved.

Until the earlier of (i) the receipt of the requisite approvals of holders of common units with respect to the conversion of the Class B units into common units and the amendments to our partnership agreement and (ii) the date that the NYSE no longer requires such approvals to list the common units issuable upon conversion of the Class B units, the Class B units are non-voting and the Class B units will not be considered outstanding for purposes of calculating votes and determining the presence of a quorum under our partnership agreement. However, during such period, the holders of Class B units will be entitled to vote as a separate class on any matter that adversely affects the rights or preferences of the Class B units in relation to other classes of our partnership interests or as required by law. After the occurrence of one of the events discussed in the first sentence above, the Class B units will have the voting rights under our partnership agreement that would be available if they were outstanding common units, except that none of the Class B units will be deemed outstanding as of the record date or be entitled to vote with respect to the conversion of the Class B units into common units or the amendments to our partnership agreement.

Listing

Our outstanding common units are listed on the NYSE under the symbol “OKS.” Any additional common units we issue will also be listed on the NYSE. Our outstanding Class B units are not listed on any national stock exchange and we do not intend to so list the Class B units.

Transfer Agent and Registrar

Our transfer agent and registrar for the common units is Computershare Trust Company, N.A.

PLAN OF DISTRIBUTION

We may sell our securities through agents, underwriters or dealers, or directly to purchasers.

We may designate agents to solicit offers to purchase our securities.

•	We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in our prospectus supplement.

•	Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•	Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

We may use one or more underwriters in the offer or sale of our securities.

•	If we use an underwriter, we will execute an underwriting agreement with the underwriter(s) at the time that we reach an agreement for the sale of our securities.

•	We will include the names of the managing underwriter(s), as well as any other underwriters, and the terms of the transaction, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

•	The underwriters will use our prospectus supplement to sell our securities.

We may use a dealer to sell our securities.

•	If we use a dealer, we, as principal, will sell our securities to the dealer.

•	The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act.

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•	If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

•	We will indicate in our prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Underwriters, dealers and agents and their affiliates may engage in transactions with, or perform services for, or be customers of, ONEOK Partners or ONEOK and its affiliates in the ordinary course of business.

Other than our common units, all securities offered by this prospectus will be a new issue of securities with no established trading market. Any underwriter to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common units which are currently listed and traded on the NYSE. Any common units sold by this prospectus will be listed for trading on the NYSE subject to official notice of issuance. We cannot give you any assurance as to the liquidity of or the trading markets for any securities.

Because the NASD views our common units as interests in a direct participation program, any offering of common units under the registration statement of which this prospectus forms a part will be made in compliance with Rule 2810 of the NASD Conduct Rules. The aggregate maximum compensation that underwriters will receive in connection with the sale of any securities under this prospectus and the registration statement of which it forms a part will not exceed 10% of the gross proceeds from the sale.

INVESTMENT IN ONEOK PARTNERS, L.P. BY EMPLOYEE BENEFIT PLANS

An investment in us by an employee benefit plan is subject to additional considerations to the extent that the investments by these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA, and restrictions imposed by Section 4975 of the Internal Revenue Code. For these purposes, the term “employee benefit plan” includes, but is not limited to, certain qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and individual retirement annuities or accounts (IRAs) established or maintained by an employer or employee organization. Incident to making an investment in us, among other things, consideration should be given by an employee benefit plan to:

•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

•	whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(l)(C) of ERISA; and

•	whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment return.

In addition, the person with investment discretion with respect to the assets of an employee benefit plan or other arrangement that is covered by the prohibited transactions restrictions of the Internal Revenue Code, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan or arrangement.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit certain employee benefit plans, and Section 4975 of the Internal Revenue Code prohibits IRAs and certain other arrangements that are not considered part of an employee benefit plan, from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to the plan or other arrangement that is covered by ERISA or the Internal Revenue Code.

In addition to considering whether the purchase of common units is a prohibited transaction, a fiduciary of an employee benefit plan or other arrangement should consider whether the plan or arrangement will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our general partner also would be considered to be a fiduciary of the plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules and/or the prohibited transaction rules of the Internal Revenue Code.

The U.S. Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans or other arrangements described above acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

•	the equity interests acquired by employee benefit plans or other arrangements described above are publicly offered securities; i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws;

•	the entity is an “operating company,”—i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority owned subsidiary or subsidiaries; or

•	less than 25% of the value of each class of equity interest, disregarding any such interests held by our general partner, its affiliates, and some other persons, is held by the employee benefit plans referred to above, IRAs and other employee benefit plans or arrangements subject to ERISA or Section 4975 of the Code.

Our assets should not be considered “plan assets” under these regulations because it is expected that the investment in our common units will satisfy the requirements in the first bullet point above.

Plan fiduciaries contemplating a purchase of common units should consult with their own counsel regarding the consequences of such purchase under ERISA and the Internal Revenue Code in light of possible personal liability for any breach of fiduciary duties and the imposition of serious penalties on persons who engage in prohibited transactions under ERISA or the Internal Revenue Code.

LEGAL MATTERS

The validity of the common units and debt securities will be passed upon for us by Andrews Kurth LLP, Houston, Texas. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements and schedules of ONEOK Partners, L.P. (formerly Northern Border Partners, L.P.) as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, the consolidated balance sheet of ONEOK Partners GP, L.L.C. as of December 31, 2005, and the combined financial statements of ONEOK Energy Assets as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports covering the December 31, 2003 consolidated financial statements of ONEOK Partners, L.P. and the December 31, 2003 combined financial statements of ONEOK Energy Assets both refer to a change in the method of accounting for asset retirement obligations.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

The following sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts set forth below, other than the SEC registration fee, are estimates.

SEC Registration Fee	$ *
Legal Fees and Expenses	255,000
Accountants’ Fees and Expenses	80,000
Trustee’s Fees and Expenses	20,000
Printing and Engraving Expenses	15,000
Rating Agency Fees	720,000
Miscellaneous	10,000

TOTAL	$1,100,000

*	Deferred in accordance with Rule 456(b) of the Securities Act of 1933, as amended, and calculated in accordance with the offering of securities under this registration statement pursuant to Rule 457(r) of the Securities Act of 1933, as amended, except for $41,284 that has already been paid with respect to $500,000,000 aggregate initial offering price of securities that were previously registered pursuant to a registration statement on Form S-3 (Registration No. 333-101469) filed by Northern Border Partners, L.P. on November 26, 2002 and were not sold thereunder. Pursuant to Rule 457(p) of the Securities Act, such unutilized registration fee may be applied to the registration fee payable pursuant to this registration statement.

ITEM 15. Indemnification of Directors and Officers.

ONEOK Partners, L.P. has no employees, officers or directors, but is managed and operated by the employees, officers and directors of its general partner, ONEOK Partners GP, L.L.C., and its affiliates.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a Delaware limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

ONEOK Partners, L.P.’s partnership agreement contains the following provisions relating to indemnification of, among others, the general partner and its affiliates and their respective officers and directors:

Section 6.7. Indemnification.

(a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as (i) a General Partner, a member of the Board of Directors or any committee thereof, a former member of the Partnership Policy Committee, a Departing General Partner, or any of their Affiliates, (ii) a member, partner, director, officer (including an Authorized Officer), employee, agent, fiduciary or trustee of any Group Member, any General Partner or any Departing General Partner or any Affiliate of any Group

Member, any General Partner or any Departing General Partner, or (iii) a Person serving at the request of the Partnership in another entity in a similar capacity; provided, that in each case the Indemnitee acted in good faith and in a manner which such Indemnitee believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful; provided, further, that no indemnification pursuant to this Section 6.7 shall be available to the General Partner with respect to its obligations incurred pursuant to the Indemnity Agreement, any underwriting agreement or the Contribution Agreement (other than obligations incurred by such General Partner on behalf of any Group Member). The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 6.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

(b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 6.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 6.7.

(c) The indemnification provided by this Section 6.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Limited Partner Interests, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as (i) a General Partner, a member of the Board of Directors or any committee thereof, a former member of the Partnership Policy Committee, a Departing General Partner, or any of their Affiliates, (ii) a member, partner, director, officer (including an Authorized Officer), employee, agent, fiduciary or trustee of any Group Member, any General Partner or any Departing General Partner or any Affiliate of any Group Member, any General Partner or any Departing General Partner, or (iii) a Person serving at the request of the Partnership in another entity in a similar capacity, and as to actions in any other capacity (including any capacity under any underwriting agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner and such other Persons as the General Partner shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) For purposes of this Section 6.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 6.7(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Partnership.

(f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 6.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) No amendment, modification or repeal of this Section 6.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 6.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 6.8 Liability of Indemnitees.

(a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, the Assignees or any other Persons who have acquired interests in the Partnership Securities, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

(b) Subject to its obligations and duties as set forth in Section 6.1, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

(c) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement.

(d) Any amendment, modification or repeal of this Section 6.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 6.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.”

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The amended and restated limited liability company agreement of ONEOK Partners GP, L.L.C. contains the following provisions relating to indemnification of its officers and directors:

“Section 5.03 Limitation on Liability; Indemnification.

(a) Notwithstanding anything to the contrary set forth in this Agreement, no Director or officer shall be personally liable either to the Company or to any Member for monetary damages for breach of fiduciary duty as Director or officer, except for liability (i) for any breach of the Director’s or officer’s duty of loyalty to the Company or its Members, (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) for any transaction from which the Director or officer shall have derived an improper personal benefit or (iv) for any action which would constitute a violation of Section 18-607 of the Act. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of this Agreement inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph (a) of this Section 5.03, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

(b) The Company shall indemnify any Director or officer of the Company who is or was a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a Director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent permitted by the Act, and the Company may enter into agreements with any such person for the purpose of providing such indemnification. Expenses incurred by any Director or officer of the Company in defending or testifying in such action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer of the Company to repay such amount if it shall ultimately be determined that such Director or officer of the Company is not entitled to be indemnified by the Company against such expenses as authorized by this Section 5.03, and the Company may enter into agreements with such persons for the purpose of providing for such advances.

(c) The Company shall have the power to indemnify any employee or agent of the Company who is or was a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was an employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent permitted by the Act, and the Company may enter into agreements with any such person for the purpose of providing such indemnification. Expenses incurred by an employee or agent in defending or testifying in such action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such employee or agent to repay such amount if it shall ultimately be determined that such employee or agent is not entitled to be indemnified by the Company against such expenses as authorized by this Section 5.03, and the Company may enter into agreements with such persons for the purpose of providing for such advances.

(d) The indemnification permitted by this Section 5.03 shall not be deemed exclusive of any other rights to which any person may be entitled under any agreement, affirmative vote of Members holding not less than a majority of the capital interests of the Company or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a Director, officer of the Company, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

(e) The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer of the Company, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, employee benefit plan, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Section 5.03 or otherwise.”

Under the underwriting agreement to be entered into in connection with the offering of securities pursuant to this registration statement, the underwriters will be obligated, under certain circumstances, to indemnify directors and officers of our general partner against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Reference is made to the form of underwriting agreement filed as Exhibit 1.1 hereto.

ONEOK, Inc., the parent company of ONEOK Partners, L.P.’s general partner, has entered into indemnification agreements with each of its directors and executive officers. Some of the directors and executive officers of ONEOK Partners, L.P.’s general partner are also executive officers of ONEOK, Inc. As a result, such directors and executive officers of ONEOK Partners, L.P.’s general partner are entitled to the benefits of those indemnification agreements in connection with their service as directors or executive officers of ONEOK Partners, L.P.’s general partner. The indemnification agreements provide that ONEOK, Inc. is obligated to indemnify the specified director or executive officer to the fullest extent permitted by law. The agreements provide that, upon request by a director or executive officer, ONEOK, Inc. is obligated to advance expenses for defense of a claim made against the director or executive officer. The obligation to indemnify the director or executive officer is subject to applicable law and the absence of a determination by a “reviewing party” selected by the board of directors of ONEOK, Inc. that the director or executive officer is not entitled to indemnification. In addition, the agreements obligate ONEOK, Inc. to indemnify the specified executive officer or director to the extent of the recoveries under ONEOK, Inc.’s insurance policies regardless of whether the director or executive officer is ultimately determined to be entitled to indemnification. The agreements also provide for partial indemnification if a portion of a claim for indemnification is not allowed by the reviewing party appointed by the board of directors.

Under an insurance policy obtained by ONEOK Partners, coverage of its general partner and its officers and directors against any actual or alleged beach of duty, neglect, error, misstatement, misleading statement or omission actually or allegedly caused, committed or attempted in their capacities as such is provided for both ONEOK Partners, to the extent that it is obligated to indemnify such officers, directors and general partner, and the officers, directors and general partner themselves. Additional coverage is provided for claims arising from any such conduct in connection with any purchase or sale of, or any offer to purchase or sell, securities issued by ONEOK Partners. Such coverage is provided in the amount of $60,000,000, with a retained limit of $500,000. The insurance company is obligated to pay any covered loss in excess of the $500,000 retained limit and covered defense costs from the first dollar, up to the policy limit of $60,000,000. Additional “Side A” coverage is provided in the amount of $15,000,000 solely for the benefit of individual officers and directors and not for the benefit of any corporations, partnership or other entities. Among the policy exclusions are those that exclude coverage for accounting for profits made within the meaning of Section 16(b) of the Securities Exchange Act of 1934, claims based upon or attributable to directors and officers gaining any personal profit or advantage to which such individuals are not legally entitled, and for any claims brought about or attributable to the dishonesty of an officer or director.

The discussion in the previous two paragraphs relates to the policies in effect on the date of this registration statement. After September 23, 2006, ONEOK, Inc. and ONEOK Partners will have a combined policy with $150,000,000 of coverage and $25,000,000 of “Side A” coverage.

ITEM 16.	Exhibits.

EXHIBIT NO.		EXHIBIT
**1.1	–	Form of Underwriting Agreement.
*#2.1	–	Contribution Agreement by and among ONEOK, Inc., Northern Border Partners, L.P. and Northern Border Intermediate Limited Partnership dated February 14, 2006 (incorporated by reference to Exhibit 2.1 to ONEOK Partners, L.P.’s Form 10-K filed on March 7, 2006 (File No. 1-12202)).
*#2.2	–	First Amendment to Contribution Agreement by and among ONEOK, Inc., Northern Border Partners, L.P. and Northern Border Intermediate Limited Partnership dated April 6, 2006 (incorporated by reference to Exhibit 2.2 to ONEOK Partners, L.P.’s Form 8-K filed on April 12, 2006 (File No. 1-12202)).
*#2.3	–	Purchase and Sale Agreement by and between ONEOK, Inc. and Northern Border Partners, L.P. dated February 14, 2006 (incorporated by reference to Exhibit 2.2 to ONEOK Partners, L.P.’s Form 10-K filed on March 7, 2006 (File No. 1-12202)).

EXHIBIT NO.		EXHIBIT
*#2.4	–	First Amendment to Purchase and Sale Agreement by and among ONEOK, Inc., Northern Border Partners, L.P. and Northern Border Intermediate Limited Partnership dated April 6, 2006 (incorporated by reference to Exhibit 2.4 to ONEOK Partners, L.P.’s Form 8-K filed on April 12, 2006 (File No. 1-12202)).
*#2.5	–	Partnership Interest Purchase and Sale Agreement by and between Northern Border Intermediate Limited Partnership and TC Pipelines Intermediate Limited Partnership dated as of December 31, 2005 (incorporated by reference to Exhibit 2.3 to ONEOK Partners, L.P.’s Form 10-K filed on March 7, 2006 (File No. 1-12202)).
*#2.6	–	Purchase and Sale Agreement by and among Wisconsin Energy Corporation, WPS Investments, LLC and Northern Border Intermediate Limited Partnership dated as of March 30, 2006 (incorporated by reference to Exhibit 2.1 to ONEOK Partners, L.P.’s Form 8-K filed on March 30, 2006 (File No. 1-2202)).
*#2.7	–	Purchase and Sale Agreement by and between Williams Field Services Company, LLC and Northern Border Intermediate Limited Partnership, dated as of May 2, 2006 (incorporated by reference to Exhibit 2.7 to ONEOK Partners, L.P.’s Form 10-Q filed on August 4, 2006 (File No. 1-12202)).
*#2.8	–	First Amendment to and Assignment of Purchase and Sale Agreement by and among Williams Field Services Company, LLC, ONEOK Partners Intermediate Limited Partnership and ONEOK Overland Pass Holdings, L.L.C., dated May 31, 2006 (incorporated by reference to Exhibit 2.8 to ONEOK Partners, L.P.’s Form 10-Q filed on August 4, 2006 (File No. 1-12202)).
*4.1	–	Northern Border Partners, L.P. Certificate of Limited Partnership dated July 12, 1993, Certificate of Amendment dated February 16, 2001, and Certificate of Amendment dated May 20, 2003 (incorporated by reference to Exhibit 3.1 to ONEOK Partners, L.P.’s Form 10-K filed on March 14, 2005 (File No. 1-12202)).
*4.2	–	Certificate of Amendment to Certificate of Limited Partnership of Northern Border Partners, L.P. dated May 17, 2006 (incorporated by reference to Exhibit 3.1 to ONEOK Partners, L.P.’s Form 8-K filed on May 23, 2006 (File No. 1-12202)).
*4.3	–	Third Amended and Restated Agreement of Limited Partnership of ONEOK Partners, L.P. (incorporated by reference to Exhibit 3.1 to ONEOK Partners, L.P.’s Form 8-K filed on September 19, 2006 (File No. 1-12202)).
*4.4	–	Northern Border Intermediate Limited Partnership Certificate of Limited Partnership dated July 12, 1993, Certificate of Amendment dated February 16, 2001, and Certificate of Amendment dated May 20, 2003 (incorporated by reference to Exhibit 3.3 to ONEOK Partners, L.P.’s Form 10-K filed on March 14, 2005 (File No. 1-12202)).
*4.5	–	Certificate of Amendment to Certificate of Limited Partnership of Northern Border Intermediate Limited Partnership dated May 17, 2006 (incorporated by reference to Exhibit 3.3 to ONEOK Partners, L.P.’s Form 8-K filed on May 23, 2006 (File No. 1-12202)).
*4.6	–	Certificate of Amendment to Certificate of Limited Partnership of ONEOK Partners Intermediate Limited Partnership dated September 15, 2006 (incorporated by reference to Exhibit 3.2 to ONEOK Partners, L.P.’s Form 8-K filed on September 19, 2006 (File No. 1-12202)).
*4.7	–	Second Amended and Restated Agreement of Limited Partnership of ONEOK Partners Intermediate Limited Partnership (incorporated by reference to Exhibit 3.4 to ONEOK Partners, L.P.’s Form 8-K filed on May 23, 2006 (File No. 1-12202)).
*4.8	–	Amendment No. 1 to Second Amended and Restated Agreement of Limited Partnership of ONEOK Partners Intermediate Limited Partnership (incorporated by reference to Exhibit 3.3 to ONEOK Partners, L.P.’s Form 8-K filed on September 19, 2006 (File No. 1-12202)).
*4.9	–	Certificate of Formation of ONEOK Partners GP, L.L.C., as amended (incorporated by reference to Exhibit 3.5 to ONEOK Partners, L.P.’s Form 10-Q filed on August 4, 2006 (File No. 1-12202)).

EXHIBIT NO.		EXHIBIT
*4.10	–	Second Amended and Restated Limited Liability Company Agreement of ONEOK Partners GP, L.L.C. (incorporated by reference to Exhibit 3.6 to ONEOK Partners, L.P.’s Form 10-Q filed on August 4, 2006 (File No. 1-12202)).
4.11	–	Certificate of Formation of ONEOK ILP GP, L.L.C.
4.12	–	Limited Liability Company Agreement of ONEOK ILP GP, L.L.C.
*4.13	–	Form of common unit certificate (included in Exhibit 4.3 above).
*4.14	–	Form of Class B unit certificate (incorporated by reference to Exhibit 4.1 to ONEOK Partners, L.P.’s Form 8-K filed on April 12, 2006 (File No. 1-12202)).
*4.15	–	Indenture, dated as of June 2, 2000, between Northern Border Partners, L.P., Northern Border Intermediate Limited Partnership and Bank One Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to ONEOK Partners, L.P.’s Form 10-Q filed on August 11, 2000 (File No. 1-12202)).
*4.16	–	First Supplemental Indenture, dated as of September 14, 2000, between Northern Border Partners, L.P., Northern Border Intermediate Limited Partnership and Bank One Trust Company, N.A. (incorporated by reference to Exhibit 4.2 to ONEOK Partners, L.P.’s Registration Statement on Form S-4 filed on September 20, 2000 (Registration No. 333-46212)).
*4.17	–	Indenture, dated as of March 21, 2001, between Northern Border Partners, L.P. and Northern Border Intermediate Limited Partnership and Bank One Trust Company, N.A. (incorporated by reference to Exhibit 4.3 to ONEOK Partners, L.P.’s Form 10-K filed on March 29, 2001 (File No. 1-12202)).
*4.18	–	Indenture, dated as of August 17, 1999, between Northern Border Pipeline Company and Bank One Trust Company, N.A., successor to The First National Bank of Chicago (incorporated by reference to Exhibit No. 4.1 to Northern Border Pipeline Company’s Registration Statement on Form S-4 filed on October 7, 1999 (Registration No. 333-88577)).
*4.19	–	Indenture, dated as of September 17, 2001, between Northern Border Pipeline Company and Bank One Trust Company, N.A. (incorporated by reference to Exhibit 4.2 to Northern Border Pipeline Company’s Registration Statement on Form S-4 filed on November 13, 2001 (Registration No. 333-73282)).
*4.20	–	Indenture, dated as of April 29, 2002, between Northern Border Pipeline Company and Bank One Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to Northern Border Pipeline Company’s Form 10-Q filed on May 14, 2002 (File No. 333-88577)).
4.21	–	Form of Senior Debt Indenture.
4.22	–	Form of Subordinated Debt Indenture.
5.1	–	Opinion of Andrews Kurth LLP as to the legality of the securities being registered.
**8.1	–	Opinion of Andrews Kurth LLP relating to tax matters.
*12.1	–	Statement regarding computation of ratio of earnings to fixed charges for the years ended December 31, 2001, 2002, 2003, 2004 and 2005 (incorporated by reference to Exhibit 12.1 to ONEOK Partners, L.P.’s Form 10-K filed on March 7, 2006 (File No. 1-12202)).
*12.2	–	Statement regarding computation of ratio of earnings to fixed charges for the six months ended June 30, 2006 (incorporated by reference to Exhibit 12.1 to ONEOK Partners, L.P.’s Form 10-Q filed on August 4, 2006 (File No. 1-12202)).
23.1	–	Consent of KPMG LLP.
23.2	–	Consent of Andrews Kurth LLP (contained in Exhibit 5.1 hereto).
24.1	–	Power of Attorney (included on the signature page to this registration statement).
25.1	–	Statement of eligibility of trustee on Form T-1 with respect to the Senior Debt Indenture and the Subordinated Debt Indenture.

EXHIBIT NO.		EXHIBIT
*99.1	–	Audited balance sheet and related notes of ONEOK Partners GP, L.L.C. as of December 31, 2005 and unaudited balance sheet and notes of ONEOK Partners GP, L.L.C. as of June 30, 2006 (incorporated by reference to Exhibit 99.1 to ONEOK Partners, L.P.’s Form 8-K filed on September 19, 2006 (File No. 1-12202)).

*	Indicates exhibits incorporated by reference as indicated.
**	To be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering.
#	ONEOK Partners, L.P. agrees to furnish supplementally to the Securities and Exchange Commission, upon request, any schedules and exhibits to this agreement, as set forth in the Table of Contents of the agreement, that have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K.

The total amount of securities of ONEOK Partners, L.P. authorized under any instrument with respect to long-term debt not filed as an exhibit to this registration statement does not exceed 10% of the total assets of ONEOK Partners, L.P. and its subsidiaries on a consolidated basis. ONEOK Partners, L.P. agrees, upon request of the SEC, to furnish copies of any or all of such instruments to the SEC.

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on September 18, 2006.

ONEOK PARTNERS, L.P.

By: ONEOK Partners GP, L.L.C., its general partner

By:	/s/ James C. Kneale
James C. Kneale Executive Vice President – Finance and Administration and Chief Financial Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes David L. Kyle and James C. Kneale, and each of them as attorneys-in-fact with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments and any registration statement to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, and all instruments necessary or advisable in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on September 18, 2006.

Signature	Title
(of ONEOK Partners GP, L.L.C.)

/s/ David L. Kyle	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
David L. Kyle

/s/ John W. Gibson	President and Chief Operating Officer and Director
John W. Gibson

/s/ James C. Kneale	Executive Vice President – Finance and Administration and Chief Financial Officer and Director (Principal Financial Officer)
James C. Kneale

/s/ Jerry L. Peters	Senior Vice President – Chief Accounting Officer and Treasurer (Principal Accounting Officer)
Jerry L. Peters

Signature	Title
(of ONEOK Partners GP, L.L.C.)

/s/ Gil J. Van Lunsen	Director
Gil J. Van Lunsen

/s/ Gary N. Petersen	Director
Gary N. Petersen

/s/ Gerald B. Smith	Director
Gerald B. Smith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on September 18, 2006.

ONEOK PARTNERS INTERMEDIATE LIMITED PARTNERSHIP

By: ONEOK ILP GP, L.L.C., its general partner

By:	/s/ James C. Kneale
James C. Kneale Executive Vice President – Finance and Administration and Chief Financial Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes David L. Kyle and James C. Kneale, and each of them as attorneys-in-fact with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments and any registration statement to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, and all instruments necessary or advisable in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on September 18, 2006.

Signature	Title
(of ONEOK ILP GP, L.L.C.)

/s/ David L. Kyle	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
David L. Kyle

/s/ John W. Gibson	President and Chief Operating Officer and Director
John W. Gibson

/s/ James C. Kneale	Executive Vice President – Finance and Administration and Chief Financial Officer and Director (Principal Financial Officer)
James C. Kneale

/s/ Jerry L. Peters	Senior Vice President – Chief Accounting Officer and Treasurer (Principal Accounting Officer)
Jerry L. Peters

Signature	Title
(of ONEOK ILP GP, L.L.C.)

/s/ Gil J. Van Lunsen	Director
Gil J. Van Lunsen

/s/ Gary N. Petersen	Director
Gary N. Petersen

/s/ Gerald B. Smith	Director
Gerald B. Smith

EXHIBIT LIST

EXHIBIT NO.		EXHIBIT

**1.1	–	Form of Underwriting Agreement.

*#2.1	–	Contribution Agreement by and among ONEOK, Inc., Northern Border Partners, L.P. and Northern Border Intermediate Limited Partnership dated February 14, 2006 (incorporated by reference to Exhibit 2.1 to ONEOK Partners, L.P.’s Form 10-K filed on March 7, 2006 (File No. 1-12202)).

*#2.2	–	First Amendment to Contribution Agreement by and among ONEOK, Inc., Northern Border Partners, L.P. and Northern Border Intermediate Limited Partnership dated April 6, 2006 (incorporated by reference to Exhibit 2.2 to ONEOK Partners, L.P.’s Form 8-K filed on April 12, 2006 (File No. 1-12202)).

*#2.3	–	Purchase and Sale Agreement by and between ONEOK, Inc. and Northern Border Partners, L.P. dated February 14, 2006 (incorporated by reference to Exhibit 2.2 to ONEOK Partners, L.P.’s Form 10-K filed on March 7, 2006 (File No. 1-12202)).

*#2.4	–	First Amendment to Purchase and Sale Agreement by and among ONEOK, Inc., Northern Border Partners, L.P. and Northern Border Intermediate Limited Partnership dated April 6, 2006 (incorporated by reference to Exhibit 2.4 to ONEOK Partners, L.P.’s Form 8-K filed on April 12, 2006 (File No. 1-12202)).

*#2.5	–	Partnership Interest Purchase and Sale Agreement by and between Northern Border Intermediate Limited Partnership and TC Pipelines Intermediate Limited Partnership dated as of December 31, 2005 (incorporated by reference to Exhibit 2.3 to ONEOK Partners, L.P.’s Form 10-K filed on March 7, 2006 (File No. 1-12202)).

*#2.6	–	Purchase and Sale Agreement by and among Wisconsin Energy Corporation, WPS Investments, LLC and Northern Border Intermediate Limited Partnership dated as of March 30, 2006 (incorporated by reference to Exhibit 2.1 to ONEOK Partners, L.P.’s Form 8-K filed on March 30, 2006 (File No. 1-2202)).

*#2.7	–	Purchase and Sale Agreement by and between Williams Field Services Company, LLC and Northern Border Intermediate Limited Partnership, dated as of May 2, 2006 (incorporated by reference to Exhibit 2.7 to ONEOK Partners, L.P.’s Form 10-Q filed on August 4, 2006 (File No. 1-12202)).

*#2.8	–	First Amendment to and Assignment of Purchase and Sale Agreement by and among Williams Field Services Company, LLC, ONEOK Partners Intermediate Limited Partnership and ONEOK Overland Pass Holdings, L.L.C., dated May 31, 2006 (incorporated by reference to Exhibit 2.8 to ONEOK Partners, L.P.’s Form 10-Q filed on August 4, 2006 (File No. 1-12202)).

*4.1	–	Northern Border Partners, L.P. Certificate of Limited Partnership dated July 12, 1993, Certificate of Amendment dated February 16, 2001, and Certificate of Amendment dated May 20, 2003 (incorporated by reference to Exhibit 3.1 to ONEOK Partners, L.P.’s Form 10-K filed on March 14, 2005 (File No. 1-12202)).

*4.2	–	Certificate of Amendment to Certificate of Limited Partnership of Northern Border Partners, L.P. dated May 17, 2006 (incorporated by reference to Exhibit 3.1 to ONEOK Partners, L.P.’s Form 8-K filed on May 23, 2006 (File No. 1-12202)).

*4.3	–	Third Amended and Restated Agreement of Limited Partnership of ONEOK Partners, L.P. (incorporated by reference to Exhibit 3.1 to ONEOK Partners, L.P.’s Form 8-K filed on September 19, 2006 (File No. 1-12202)).

EXHIBIT NO.		EXHIBIT

*4.4	–	Northern Border Intermediate Limited Partnership Certificate of Limited Partnership dated July 12, 1993, Certificate of Amendment dated February 16, 2001, and Certificate of Amendment dated May 20, 2003 (incorporated by reference to Exhibit 3.3 to ONEOK Partners, L.P.’s Form 10-K filed on March 14, 2005 (File No. 1-12202)).

*4.5	–	Certificate of Amendment to Certificate of Limited Partnership of Northern Border Intermediate Limited Partnership dated May 17, 2006 (incorporated by reference to Exhibit 3.3 to ONEOK Partners, L.P.’s Form 8-K filed on May 23, 2006 (File No. 1-12202)).

*4.6	–	Certificate of Amendment to Certificate of Limited Partnership of ONEOK Partners Intermediate Limited Partnership dated September 15, 2006 (incorporated by reference to Exhibit 3.2 to ONEOK Partners, L.P.’s Form 8-K filed on September 19, 2006 (File
No. 1-12202)).

*4.7	–	Second Amended and Restated Agreement of Limited Partnership of ONEOK Partners Intermediate Limited Partnership (incorporated by reference to Exhibit 3.4 to ONEOK Partners, L.P.’s Form 8-K filed on May 23, 2006 (File No. 1-12202)).

*4.8	–	Amendment No. 1 to Second Amended and Restated Agreement of Limited Partnership of ONEOK Partners Intermediate Limited Partnership (incorporated by reference to Exhibit 3.3 to ONEOK Partners, L.P.’s Form 8-K filed on September 19, 2006 (File No. 1-12202)).

*4.9	–	Certificate of Formation of ONEOK Partners GP, L.L.C., as amended (incorporated by reference to Exhibit 3.5 to ONEOK Partners, L.P.’s Form 10-Q filed on August 4, 2006 (File No. 1-12202)).

*4.10	–	Second Amended and Restated Limited Liability Company Agreement of ONEOK Partners GP, L.L.C. (incorporated by reference to Exhibit 3.6 to ONEOK Partners, L.P.’s Form 10-Q filed on August 4, 2006 (File No. 1-12202)).

4.11	–	Certificate of Formation of ONEOK ILP GP, L.L.C.

4.12	–	Limited Liability Company Agreement of ONEOK ILP GP, L.L.C.

*4.13	–	Form of common unit certificate (included in Exhibit 4.3 above).

*4.14	–	Form of Class B unit certificate (incorporated by reference to Exhibit 4.1 to ONEOK Partners, L.P.’s Form 8-K filed on April 12, 2006 (File No. 1-12202)).

*4.15	–	Indenture, dated as of June 2, 2000, between Northern Border Partners, L.P., Northern Border Intermediate Limited Partnership and Bank One Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to ONEOK Partners, L.P.’s Form 10-Q filed on August 11, 2000 (File No. 1-12202)).

*4.16	–	First Supplemental Indenture, dated as of September 14, 2000, between Northern Border Partners, L.P., Northern Border Intermediate Limited Partnership and Bank One Trust Company, N.A. (incorporated by reference to Exhibit 4.2 to ONEOK Partners, L.P.’s Registration Statement on Form S-4 filed on September 20, 2000 (Registration No. 333-46212)).

*4.17	–	Indenture, dated as of March 21, 2001, between Northern Border Partners, L.P. and Northern Border Intermediate Limited Partnership and Bank One Trust Company, N.A. (incorporated by reference to Exhibit 4.3 to ONEOK Partners, L.P.’s Form 10-K filed on March 29, 2001 (File No. 1-12202)).

EXHIBIT NO.		EXHIBIT

*4.18	–	Indenture, dated as of August 17, 1999, between Northern Border Pipeline Company and Bank One Trust Company, N.A., successor to The First National Bank of Chicago (incorporated by reference to Exhibit No. 4.1 to Northern Border Pipeline Company’s Registration Statement on Form S-4 filed on October 7, 1999 (Registration No. 333-88577)).

*4.19	–	Indenture, dated as of September 17, 2001, between Northern Border Pipeline Company and Bank One Trust Company, N.A. (incorporated by reference to Exhibit 4.2 to Northern Border Pipeline Company’s Registration Statement on Form S-4 filed on November 13, 2001 (Registration No. 333-73282)).

*4.20	–	Indenture, dated as of April 29, 2002, between Northern Border Pipeline Company and Bank One Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to Northern Border Pipeline Company’s Form 10-Q filed on May 14, 2002 (File No. 333-88577)).

4.21	–	Form of Senior Debt Indenture.

4.22	–	Form of Subordinated Debt Indenture.

5.1	–	Opinion of Andrews Kurth LLP as to the legality of the securities being registered.

**8.1	–	Opinion of Andrews Kurth LLP relating to tax matters.

*12.1	–	Statement regarding computation of ratio of earnings to fixed charges for the years ended December 31, 2001, 2002, 2003, 2004 and 2005 (incorporated by reference to Exhibit 12.1 to ONEOK Partners, L.P.’s Form 10-K filed on March 7, 2006 (File No. 1-12202)).

*12.2	–	Statement regarding computation of ratio of earnings to fixed charges for the six months ended June 30, 2006 (incorporated by reference to Exhibit 12.1 to ONEOK Partners, L.P.’s Form 10-Q filed on August 4, 2006 (File No. 1-12202)).

23.1	–	Consent of KPMG LLP.

23.2	–	Consent of Andrews Kurth LLP (contained in Exhibit 5.1 hereto).

24.1	–	Power of Attorney (included on the signature page to this registration statement).

25.1	–	Statement of eligibility of trustee on Form T-1 with respect to the Senior Debt Indenture and the Subordinated Debt Indenture.

*99.1	–	Audited balance sheet and related notes of ONEOK Partners GP, L.L.C. as of December 31, 2005 and unaudited balance sheet and notes of ONEOK Partners GP, L.L.C. as of June 30, 2006 (incorporated by reference to Exhibit 99.1 to ONEOK Partners, L.P.’s Form 8-K filed on September 19, 2006 (File No. 1-12202)).

*	Indicates exhibits incorporated by reference as indicated.
**	To be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering.
#	ONEOK Partners, L.P. agrees to furnish supplementally to the Securities and Exchange Commission, upon request, any schedules and exhibits to this agreement, as set forth in the Table of Contents of the agreement, that have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K.

The total amount of securities of ONEOK Partners, L.P. authorized under any instrument with respect to long-term debt not filed as an exhibit to this registration statement does not exceed 10% of the total assets of ONEOK Partners, L.P. and its subsidiaries on a consolidated basis. ONEOK Partners, L.P. agrees, upon request of the SEC, to furnish copies of any or all of such instruments to the SEC.